pro forma statement of operations for the eight
                              periods ended August 25, 1996

                                               EXHIBIT 99.1

                                          RALLY'S HAMBURGERS, INC.
                          UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                           As of August 25, 1996





                                                                              Pro Forma
                                                                             Adjustments
                                                    Historical                (Note 3)                Pro Forma
                                                  ----------------       --------------------      -----------------

Current assets                                     $     7,106,000       $    10,308,000  A          $  15,314,000
                                                                              (2,100,000) B
Assets held for sale                                     2,445,000                                       2,445,000
Property and equipment, net                             72,365,000                                      72,365,000
Other assets                                            31,249,000                                      31,249,000
                                                  ================       ====================      =================
Total assets                                         $ 113,165,000       $     8,208,000             $ 121,373,000
                                                  ================       ====================      =================

Accrued liabilities                                 $   15,230,000       $    (2,100,000) B         $   13,130,000
Other current liabilities                               11,182,000                                      11,182,000
Senior Notes                                            62,502,000                                      62,502,000
Other long term debt                                     5,015,000                                       5,015,000
Obligations under capital leases                         5,531,000                                       5,531,000
Other liabilities                                        6,695,000                                       6,695,000
                                                  ----------------       --------------------      -----------------
Total liabilities                                      106,155,000            (2,100,000)              104,055,000

Stockholders' equity                                     7,010,000            10,308,000  A             17,318,000
                                                  ================       ====================      =================

Total liabilities and stockholders' equity           $ 113,165,000       $     8,208,000             $ 121,373,000
                                                  ================       ====================      =================
















              The accompanying notes are an integral part of this pro forma balance sheet.



                                          RALLY'S HAMBURGERS, INC.
                     UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                               For the Eight Periods Ended August 25, 1996




                                                                                 Pro Forma
                                                                                 Adjustments
                                                             Historical           (Note 3)              Pro Forma
                                                          -----------------    ----------------      ----------------
Revenues:
         Restaurant sales                                   $ 109,881,000      $                       $ 109,881,000
                                                                                          --
         Franchise revenues and fees                            3,907,000                 --               3,907,000
         Other                                                    140,000                 --                 140,000
                                                          -----------------    ----------------      ----------------
                  Total revenues                              113,928,000                 --             113,928,000
                                                          -----------------    ----------------      ----------------

Costs and expenses:
         Restaurant costs of sales                             38,869,000                 --              38,869,000
         Restaurant operating expenses exclusive of
           depreciation and amortization and other
           operating expenses shown separately below           51,095,000                 --              51,095,000
         General and administrative expenses                   10,278,000                 --              10,278,000
         Advertising and promotion expenses                     6,011,000                 --               6,011,000
         Depreciation and amortization                          7,061,000                 --               7,061,000
         Other charges                                            754,000                 --                 754,000
                                                          -----------------    ----------------      ----------------
                  Total costs and expenses                    114,068,000                 --             114,068,000
                                                          -----------------    ----------------      ----------------

Loss from operations                                             (140,000)                --                (140,000)
                                                          -----------------    ----------------      ----------------
Other income (expense):
         Interest expense                                      (5,829,000)           100,000 C            (5,729,000)
         Interest income                                          395,000                 --                 395,000
         Other                                                    (24,000)                --                 (24,000)
                                                          -----------------    ----------------      ----------------
                  Total other (expense)                        (5,458,000)           100,000              (5,358,000)
                                                          -----------------    ----------------      ----------------

Income (loss) before income taxes and extraordinary item
                                                               (5,598,000)           100,000 C            (5,498,000)

Benefit for income taxes                                       (1,386,000)                --              (1,386,000)
                                                          -----------------    ----------------      ----------------

Net income (loss) before extraordinary item                 $  (4,212,000)       $   100,000           $  (4,112,000)
                                                          =================    ================      ================

Net loss per share before extraordinary item                                                           $        (.20)
                                                                                                     ================

Weighted average shares outstanding                                                                       20,598,000
                                                                                                     ================



        The accompanying notes are an integral part of this pro forma financial statement.

                            RALLY'S HAMBURGERS, INC.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies--Basis of Presentation -

         The accompanying historical financial statements have been prepared by Rally's Hamburgers, Inc. without audit pursuant to a request from a Nasdaq Qualifications Hearing Panel of The NASDAQ Stock Market, Inc. ("NASDAQ"). The request was for pro forma information with a historical basis not older than 45 days indicating compliance with the continuing listing requirements promulgated by that body for continued listing on the National Market System ("NNM"). Although generally consistent with the rules and regulations of the Securities and Exchange Commission ("SEC") regarding pro forma financial information, the statements have been prepared intra-quarter based on the latest available historical balance sheet (as of August 25, 1996) and the year to date statement of operations (through August 25, 1996) to satisfy the age parameter specified by NASDAQ. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted pursuant to SEC rules and regulations, although the Company believes the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the historical financial statements and notes thereto contained in the Company's annual and quarterly filings on Forms 10-K and 10-Q, respectively. Forward looking statements contained herein should be read in conjunction with the cautionary statements contained in the 10-K.

         On January 29, 1996, the Company repurchased, in two transactions, at a price of $678.75 per $1,000 principal amount, $22 million face value of its 9 7/8% Senior Notes due in the year 2000 from GIANT GROUP, LTD. ("GIANT"). The repurchase resulted in an extraordinary gain, net of taxes of $1.8 million, of $4.5 million or $.29 per share. This gain enabled the Company to utilize net operating loss carry forwards and record a tax benefit during the period of $1.8 million, which is included in Net loss before extraordinary item. The extraordinary gain has been appropriately excluded from the accompanying unaudited pro forma condensed statement of operations.

2. Introduction to Pro Forma Information -

         In April 1996, NASDAQ informed the Company that it was reviewing the eligibility of the Company for continued quotation of its stock on the NNM. There are five criteria that must be substantially met for continued quotation on the NNM. While the Company then exceeded the requirements on four of the five tests, it did not meet the test for net tangible assets, which excludes goodwill. Rule 4450(a)(3) of the National Association of Securities Dealers, Inc. ("NASD") provides that an issuer of a NNM security must have net tangible assets (total assets minus liabilities and goodwill) of at least $4 million if the issuer has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years (the "Net Tangible Asset Test"). The Company has incurred net losses in its last three fiscal years. As of the end of the 1995 fiscal year, the Company had net tangible assets in the net negative amount of approximately $4,598,000.

         On June 6, 1996 the Company had a hearing before a Nasdaq Qualifications Hearing panel (the "Panel") with regard to the Company's request for an exception to the Net Tangible Asset Test. On June 13, 1996, the Panel granted the Company a conditional exception to the Net Tangible Assets Test based upon its finding that the Company presented a plan of compliance that was then in progress, which had a high likelihood of successful completion, and which could be completed in a reasonable period of time. The Panel determined that the Company must make a public filing with the SEC and NASDAQ on or before September 30, 1996, which filing must contain a pro forma balance sheet with a historical basis not older than 45 days and a corresponding statement of operations and must further evidence compliance with the Net Tangible Asset Test, and with all other requirements for listing on the NNM. The Company's plan

                            RALLY'S HAMBURGERS, INC.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                    CONDENSED FINANCIAL STATEMENTS--CONTINUED

for remedying the net tangible asset deficiency, as well as providing additional working capital for new store construction, refurbishment of some existing restaurants as well as for other general corporate purposes, including the reduction of outstanding indebtedness, included completion of a Shareholders' Rights Offering (the "Rights Offering").

         The Rights Offering contemplated in the Plan was sold only via the Company's Prospectus dated September 5, 1996, such sale expiring on September 20, 1996. The Offering raised gross proceeds of $10.8 million. The expected net proceeds of the Offering and the expected liquidation of existing debt of approximately $2 million have been included in the accompanying unaudited pro forma consolidated condensed balance sheet and statement of operations. The Company believes that the pro forma consolidated condensed financial statements herein demonstrate compliance with the Net Tangible Asset Test.

3.  Explanation of Pro Forma Adjustments -

         The Pro Forma adjustments to the accompanying historical financial statements are described below:

Adjustment        Description                                                           Debit (Credit)
- ----------        -----------                                                           --------------
A.                Issuance of shares of Common Stock sold in the Rights Offering:
                     Proceeds from issuance of Common Stock at a price of $2.25 per
                        share, net of estimated offering expenses of $550,000           $10,308,000
                     Common stock                                                          (482,000)
                     Additional paid-in capital                                          (9,826,000)

B.                Uses of cash:
                     Payment of debt                                                       2,100,000
                     Uses of cash                                                         (2,100,000)

C.                To eliminate interest expense on debt retired with the proceeds from the issuance of
                  Common Stock in the Rights Offering.


- ----------------

         The Company anticipates that the remaining net proceeds from the Rights Offering will be used to build new restaurants, refurbish certain existing restaurants and for other general corporate purposes. However, no adjustments have been made in these pro forma statements to reflect any anticipated uses of the proceeds other than the planned payment of debt.